                                                                   Exhibit 99(a)


                            SHARE PURCHASE AGREEMENT

         This Agreement, entered into on this 17th day of June, 1996, by and among Direct Steel Inc., a corporation organized and existing under the laws of the province of Ontario, Canada (hereinafter, "Direct"), 955404 Ontario Inc., a corporation organized and existing under the laws of the province of Ontario, Canada (hereinafter,"955404"), Lance Dunlap, an individual residing at 1 Palace Pier Court, #2303, Etobicoke, Ontario, Canada ("Lance"), 9034-3344 Quebec Inc., a corporation incorporated under Part IA of the Quebec Companies Act (hereinafter "Quebec Inc."), and Cold Metal Products Company, Ltd., a corporation organized and existing under the laws of the province of Ontario, Canada (hereinafter, "CMP"), hereby recites as a preamble:

                                    RECITALS
                                    --------

          1. Prior to the sale of such shares on June 13, 1996 to Quebec Inc. (which sale was subject to the Shareholders Agreement relating to Direct). Lance was the owner of 25 Class D shares of Direct and 25 common shares of 955404 (hereinafter referred to collectively, together with the 25 common shares of Direct Amalco (as hereinafter defined) to be exchanged for such shares upon the amalgamation referred to in Section 7 hereof and any other shares of stock, whatever class, of Direct, 955404 and Direct Amalco owned, or to be owned in the case of Direct Amalco, by or for the benefit of Lance or Quebec Inc., as the "Lance Shares").

          2. Lance, Direct, 955404 and CMP are parties to a certain Shareholders Agreement dated March 23, 1994 ("Shareholders Agreement").

          3. Lance has transferred the Lance Shares to Quebec Inc.

          4. Direct is currently indebted to Lance in the aggregate original principal amount of $526,137 plus interest, as evidenced by (i) a promissory note dated January 15, 1993 as amended by a Promissory Note Amending Agreement dated March 23, 1994, and (2) two promissory notes dated March 23, 1994, and, in addition, Lance holds a mortgage on the property of 955404 registered on May 24, 1994 in the amount of $200,000 which is to be paid as set out herein.

          5. CMP wishes to purchase the Lance Shares and Quebec Inc. wishes to sell to CMP the Lance Shares, all under the terms and conditions set forth in this Agreement.

          6. The parties wish to provide for termination of the Shareholders Agreement.

                                                                             E-1
                                    AGREEMENT
                                    ---------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto hereby agree as follows:


1. TRANSFER OF SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date, Lance shall cause Quebec Inc. to and Quebec Inc. shall sell, transfer and deliver to CMP all right, title and interest in and to the Lance Shares, free and clear of all liens and encumbrances whatsoever.


2. PAYMENTS TO LANCE AND QUEBEC INC. Subject to the terms and conditions of this Agreement, and in consideration for the transfer of the Lance Shares pursuant to
Section 1 and the obligations, covenants, releases, representations and warranties of Lance and Quebec Inc. set forth in this Agreement including Sections 3,4,5 and 14, on the Closing Date:

     a. Direct shall declare and pay to Quebec Inc. dividends on account of Quebec Inc.'s shares of stock in Direct in the aggregate amount of $525,000.

     b. CMP shall pay to Quebec Inc., in accordance with the terms set forth herein, the sum of $1,775,000 as follows:

          (1) $900,000 shall be deposited with Escrow Agent (as defined in Section 8 of this Agreement), (which funds, together with interest earned thereon, shall hereinafter be referred to as the "Escrow Fund") and shall be held in escrow and paid to Quebec Inc., subject only to post-closing claims, in accordance with the terms of the Escrow Agreement (as defined in Section 8 of this Agreement), the Termination Agreement (as hereinafter defined) and this Agreement.

          (2) $875,000 shall be paid to Quebec Inc. at Closing in immediately available funds.

     c. Direct shall pay Lance the sum of $401,137 as payment in full of Direct's indebtedness to Lance evidenced by that certain Promissory Note dated January 15, 1993, as amended by a Promissory Note Amendment Agreement dated March 23, 1994.

     d. Direct shall pay to Lance the sum of $37,500 which sum shall fully and forever discharge all past, present and future accrued interest on all existing loans and indebtedness due and owing from Direct and/or 955404 to Lance, except that interest shall accrue from the Closing Date with respect to the two promissory notes dated March 23, 1994 in the aggregate principal amount of $125,000 (bearing interest at the rate equal to the prime interest rate per annum charged from time to time by Canadian Imperial Bank of Commerce as announced and in effect from time to time, plus 1.5% per annum), and otherwise in accordance with the terms of those notes.


   e. 955404 shall pay to Lance $200,000 in full and complete satisfaction of the 955404 mortgage to Lance registered on May 24, 1994, ("Lance Mortgage").

3. TERMINATION OF SHAREHOLDER'S AGREEMENT. The Shareholder's Agreement shall terminate, effective immediately upon the Closing of the transactions contemplated by this Agreement, without the necessity of further action on the part of any of the parties hereto or thereto. For greater certainty the provisions of the Shareholders Agreement which are to survive the termination of that agreement, except as set forth herein shall be of no further force or effect.

4.   CONFIDENTIALITY, NON-COMPETITION AND NON-INTERFERENCE.

     a.          CONFIDENTIALITY.

                 (1) Lance acknowledges that, as a result of his relationship with Direct (including as a director and shareholder), Lance acquired, had access to and was entrusted with certain matters or information which are confidential to Direct, including, but not limited to, all data (including trade secrets and proprietary information), reports, formulations, interpretations, forecasts and records containing or otherwise reflecting information which concerns Direct and its Affiliates, which are not available to the general public, together with analyses, compilations, studies or other documents, whether prepared by Lance or others, which contain or otherwise reflect such information, the disclosure of any of which confidential information to competitors of Direct would be detrimental to the interests of Direct and its Affiliates. For purposes of this Agreement the term "Affiliates" of Direct shall include 955404, CMP and Cold Metal Products, Inc., the parent corporation of CMP (hereafter, "CMP-US").

                 (2) Lance further acknowledges and agrees that the right to maintain such information confidential constitutes a proprietary right which Direct and its Affiliates are entitled to protect. Accordingly, Lance covenants and agrees with Direct and with each Affiliate of Direct that for a period of five years following the Closing Date, Lance will not disclose any of such confidential information to any person, firm or corporation, nor shall Lance use the same, and thereafter shall not disclose or make any use of the same, except with the prior written consent of Direct and CMP. This Section does not apply to any information that:



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
                          a. is or becomes generally available to the public other than as a result of a disclosure in breach of this Agreement;

                          b.      becomes available to Lance on a non-
                                  confidential basis from a source other than Direct or its Affiliates or their representatives provided the person who discloses to Lance is not under a confidentiality obligation.

          b. NON-COMPETITION AND NON-INTERFERENCE. Lance acknowledges that as a result of his relationship with Direct (including as a director and shareholder), Lance developed a close working relationship with Direct's suppliers and/or customers and gained a knowledge of Direct's operational goals, product design, manufacturing processes, strategic planning and budgetary objectives and other confidential information described in paragraph 4(a)1 above, all of which, if made available to a competitor or if used for competitive purposes, would cause irreparable injury to Direct. Accordingly, Lance covenants and agrees that:

                    (1) For a period of three years from the Closing Date, Lance shall not, directly or indirectly, and whether personally or as agent for another or as an employee, partner, joint venturer, principal, consultant, agent or owner of five percent or more of any firm, association, syndicate or corporation, engage in the manufacture, sale, distribution or provision of any product or service which competes, or is likely to compete, with a product or service which is currently or in the past was sold or provided by Direct within the Cities of Toronto and Hamilton, Ontario, their immediate surrounding suburbs of Newmarket, Ontario, Concord, Ontario, Milton, Ontario and Guelph, Ontario, as well as the municipalities of London, Ontario and Kitchener-Waterloo, Ontario.

                    (2) For a period of five years from the Closing Date, Lance shall not, directly or indirectly, and whether personally or as agent for another or as an employee, partner, joint venturer, principal, consultant, agent or owner of five percent or more of any firm, association, syndicate, or corporation which competes with a product or service which is currently or in the past was sold or provided by Direct within the cities of Toronto and Hamilton, Ontario, their immediate surrounding suburbs of Newmarket, Ontario; Concord, Ontario; Milton Ontario; Guelph, Ontario; as well as the municipalities of London, Ontario and Kitchener-Waterloo, Ontario, hire or take away, or cause to be hired or taken away, any employee who was employed by Direct or its Affiliates at any time during the two years immediately preceding the Closing Date including the Closing Date. The employment of a person who was employed by Direct or its Affiliates at any time during the two year period immediately preceding the Closing Date including the Closing Date by a firm, association, syndicate, corporation or other business which also employs Lance and which competes with a product or service which is currently or in the past was sold or provided by Direct within the cities of Toronto and Hamilton, Ontario, their immediate surrounding suburbs of Newmarket, Ontario, Concord, Ontario, Milton, Ontario and Guelph, Ontario, as well as the municipalities of London, Ontario and Kitchener-Waterloo, Ontario shall also be prohibited by this Section. Following such five year period, if Lance shall hire or take away, or cause to be hired or taken away, any such employee, Lance agrees that Lance shall honour, and shall cause any corporation, partnership or other business entity then controlled by Lance, to honour, any contractual obligation between such employee and Direct relating to nondisclosure or use of confidential matters and information of Direct or to non-competition with Direct and shall use his best efforts to cause any corporation, partnership or business entity by which Lance is employed to do the same.

                    (3) Lance acknowledges that the time limitations set forth in subsections (1) and (2) of Section 4(b) hereof are reasonable and properly required for the adequate protection of the business of Direct and its Affiliates. In the event that the three year time limitation set forth in subsection (1) of Section 4(b) hereof is held to be unenforceable by a court of competent jurisdiction than the period shall be two years from the Closing Date, or if a two year period is held to be unenforceable by a court of competent jurisdiction than the period shall be one year from the Closing Date. In the event that the five year time limitation set forth in subsection (2) of Section 4(b) hereof is found to be unreasonable by a court of competent jurisdiction, then Lance agrees to be bound by a four year time limitation, and if such four year time limitation is found to be unreasonable by a court of competent jurisdiction, then Lance agrees to be bound by a three year time limitation, and if such three year limitation if found to be unreasonable by a court of competent jurisdiction, then Lance agrees to be bound to a two year time limitation, and if such two year limitation is found to be unreasonable by a court of competent jurisdiction, then Lance agrees to be bound to a one year time limitation.

                    (4) Lance acknowledges that the geographic restrictions set forth in subsection (1) of
                              Section 4(b) hereof are reasonable and properly required for the adequate protection of the business of Direct and its Affiliates and in the event that any such geographic restriction is found to be unreasonable by a court, that they are independent and severable for the purposes of this Agreement.

          c. Lance acknowledges, without prejudice to any and all remedies available to Direct, or any of its Affiliates, that an injunction is the only effective remedy for breach


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
                    of Lance's covenants under this Section 4 of this Agreement. Accordingly, Lance hereby agrees that Direct or any of its Affiliates may apply for and obtain interim and permanent injunctive relief and an accounting of all profits and benefits arising out of such breach, which shall be in addition to any other rights or remedies to which Direct or such Affiliate may be entitled at law or as a result of this Agreement. Lance acknowledges during the pending of resolution of any dispute under this Section 4 that the entire Escrow Fund shall be held as a reserve by the Escrow Agent.

          d. Lance agrees that the restrictions and covenants contained in this Section 4 shall be construed independently of any other provision of this Agreement, and the existence of any alleged claim or cause of action by Lance against Direct, or any of its Affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Direct, or any of its Affiliates of the said covenants or restrictions provided, however, that if any such restriction or covenant is held to be unenforceable in any jurisdiction, such decision shall not affect any of the other covenants or provisions of this Agreement or their application.

          e. Lance acknowledges and agrees that Direct and CMP have a material interest in preserving Direct's confidential information and the relationships Direct has developed with its customers and suppliers against impairment by competitive activities of former employees. Accordingly, Lance agrees that the restrictions and covenants contained in this Section 4 and Lance's agreement thereto by his execution of this Agreement, and the restrictions and covenants set forth in Section 3 of the Termination Agreement and Lance's agreement thereto by his execution of the Termination Agreement, constitute a material inducement to Direct and CMP to enter into this Agreement and that Direct and CMP would not enter into this Agreement absent such inducement.

          f. Lance further agrees and covenants that, for a period of five years following the Closing hereof, Lance shall not, except by joint statement of Lance and Direct consented and agreed to by all the parties hereto, discuss or communicate with any present or future supplier or customer or employee of Direct or its Affiliates regarding the business or affairs of Direct or its Affiliates. Lance and Quebec on the one hand and the other parties on the other agree that neither will make any communication which adversely or negatively reflects on the other. By execution of this Agreement, Lance hereby agrees that the foregoing restriction and time limitation are reasonable. Nothing in this Section shall prohibit Lance from identifying his status as a former shareholder, officer, director of Direct and 955404, his duties and responsibilities, the number of years he was associated with Direct and 955404, the industry in which Direct conducts its business or the products it sold and his remuneration.

5. REPRESENTATIONS OF WARRANTIES OF LANCE. Lance and Quebec, Inc., jointly and severally, represent and warrant to Direct, 955404 and CMP, and acknowledge that Direct, 955404 and CMP are relying on such representations and warranties, as follows:

          a. Lance owns Quebec Inc. which owns the Lance Shares free and clear of all liens, claims, charges, encumbrances and security interests and has full power and authority to transfer and dispose of the Lance Shares free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind whatsoever except as provided in the Shareholders Agreement. When transferred by Quebec Inc. pursuant to
                    Section 1 hereof, good and marketable title to the Lance Shares, free and clear of all liens, claims, suits, proceedings, calls, voting trusts, proxies, restrictions, security interests, charges, and other encumbrances of any kind whatsoever, shall be vested in CMP. Lance and Quebec Inc. are not non-residents of Canada as defined in the Income Tax Act (Canada).

          b. Schedule 5(b) contains a true and complete list, on and as of the date of this Agreement and the Closing hereof, of all indebtedness owed by Direct or 955404 to or for the benefit of Lance as well as all notes, claims, charges, security interests, liens, mortgages and encumbrances held by Lance against Direct or 955404 or the property of Direct or 955404 (hereinafter referred to as the "Lance Instruments"). Except as expressly provided in this Agreement, all debt represented by the Lance Instruments including any debt not set forth on Schedule 5b is waived or compromised at Closing.

          c. There is no outstanding right, subscription, warrant, call, unsatisfied pre-emptive right, option or other agreement of any kind to purchase or otherwise receive from Lance or Quebec Inc. any shares of capital stock of Direct or 955404, and there is no outstanding security of any kind convertible into such capital stock of which Lance has actual knowledge.

          d. After the redemption of the shares owned by Mara Dunlap or her holding company by Direct Amalco the 25 common shares of Direct Amalco will represent the entire ownership interest, legal or equitable, direct or indirect, contingent or absolute, of Lance and/or Quebec Inc. in Direct Amalco, and Lance and/or Quebec Inc. have no other ownership interest, legal or equitable, direct or indirect, contingent or absolute, in Direct, 955404, or Direct Amalco or any shares of stock thereof.

          e. To the best of Lance's actual knowledge, neither Direct nor 955404 nor Direct Amalco are subject to any obligations or liabilities to any other party, including, without limitation, Lance or Quebec Inc.except for any liabilities which:

                    i. may arise as a result of those certain tax adjustments and GST proposed by Revenue Canada by letter on May 21, 1996; or

                    ii. were reflected on the draft audited financial statements of Direct or 955404 as at March 31, 1996; or

                    iii. incurred in the ordinary course of business since March 31, 1996 AND were subject to the usual accounting process; or

                    iv. are professional fees and expenses that arise in connection with this Agreement, the Termination Agreement or the purchase of Mara Dunlap's shares and the transactions contemplated hereby and thereby; or

                    v. are listed in a letter dated June 17, 1996 from Direct to Lance.

          None of Direct Amalco, Direct or 955404 have any obligation or liability for payment of items which are personal to Lance (as opposed to corporate purpose items). Lance acknowledges that Revenue Canada has asserted that Direct has paid or incurred an aggregate of $150,112 in respect of personal expenses of Lance (or family members) and Lance represents there are no other such personal expenses which have been paid or incurred by Direct, 955404 or Direct Amalco.

          f. To the best of Lance's knowledge there is no pending or threatened litigation, action or proceeding which would affect the transactions contemplated by this agreement. To the best of Lance's knowledge there is no pending or threatened litigation, action, or proceeding against Direct or 955404 except as set out in Section 5(e) above.

          g. Quebec Inc. is duly organized, validly existing under the laws of the province of Quebec, Canada. Quebec Inc. has all the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby, and the execution of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action of Quebec Inc., and will not conflict with, result in a breach of or constitute a default under any material law, statute, regulation, order or decree which is applicable to Quebec Inc. Quebec Inc. is wholly owned and controlled by Lance.

          h. This Agreement and the Escrow Agreement, and all other agreements and documents executed in connection therewith, shall constitute valid and binding obligations of Quebec Inc. and Lance, enforceable against them in accordance with their terms.

                    As used herein, the terms "to the best of Lance's knowledge," "to the best of Lance's actual knowledge," "of which Lance has knowledge", and the like mean after reasonable inquiry by Lance.

6.        REPRESENTATIONS AND WARRANTIES OF CMP.

          a. CMP represents and warrants to Lance and Quebec Inc. that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, that it has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby, and that the execution of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action of CMP.

          b. CMP represents and warrants that this Agreement and the Escrow Agreement, and all other agreements and documents executed in connection therewith, shall constitute valid and binding obligations of CMP, Direct and 955404 enforceable against each of them in accordance with their terms;

          c. CMP represents and warrants that to the best of CMP's actual knowledge, neither Direct nor 955404 nor Direct Amalco are subject to any obligations or liabilities to any other party, including, without limitation, Lance or 9034-3344 Quebec Inc. except for any liabilities which:

                              i. may arise as a result of those certain tax adjustments and GST proposed by Revenue Canada by letter on May 21, 1996; or

                              ii. were reflected on the draft audited financial statements of Direct or 955404 as at March 31, 1996; or

                              iii.      incurred in the ordinary course of
                                        business since March 31, 1996 AND were
                                        subject to the usual accounting process;
                                        or

                              iv. are professional fees and expenses that arise in connection with this Agreement, the Termination Agreement or the purchase of Mara Dunlap's shares and the transactions contemplated hereby and thereby; or

                              v. are listed in a letter dated June 17, 1996 from Direct to Lance.


None of Direct Amalco, Direct or 955404 shall have any obligation or liability for payment of items which are personal to Lance (as opposed to corporate purpose items) whether or not CMP knows of such items.



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



7. CLOSING. The Closing ("Closing") of the transactions contemplated by this Agreement shall take place over two days, on June 17, 1996 and on June 18, 1996 at the offices of Morris Rose Ledgett ("Morris"), Suite 2700 Canada Trust Tower, 161 Bay Street, Toronto, Ontario, Canada, or at such other time and place as the parties shall mutually agree. The transactions set forth in Section 2(a) shall take place on the first of the two days, provided, however, that the payments provided for in Section 2(a) shall be held in Escrow by Morris pending the Closing of all the transactions contemplated in this Agreement. The "Closing Date" shall mean the applicable date on which the Closing occurs. Unless otherwise extended in writing by all the parties hereto, this Agreement shall terminate at midnight on June 18, 1996 unless the Closing of the Agreement occurs on or before June 18, 1996. On day two of the Closing, Direct and 955404 shall amalgamate, forming a new corporation referred to herein as "Direct Amalco."

8. ESCROW AGREEMENT. At Closing, Lance, Quebec Inc., CMP and Montreal Trust Company of Canada shall enter into and execute an Escrow Agreement in the form of Exhibit A hereto ("Escrow Agreement"), which Agreement shall appoint Montreal Trust Company of Canada as Escrow Agent ("Escrow Agent"). As more fully set forth in the Escrow Agreement, the funds held by Escrow Agent pursuant to the Escrow Agreement shall be held as security for the accuracy and completeness of, and compliance by Lance and Quebec Inc. with, the representations, warranties, covenants and agreements of Lance and Quebec Inc. set forth in this Agreement and the Termination Agreement.

9. ITEMS TO BE DELIVERED BY LANCE AND QUEBEC INC. AT CLOSING. At Closing, Lance and Quebec Inc., as the case may be, shall deliver the following to Direct, 955404 and/or CMP, as the case may be:

          a. Share certificates with respect to the Lance Shares duly endorsed and in proper form for transfer to CMP so as to vest in CMP good and marketable title to the Lance Shares free and clear of all liens and encumbrances whatsoever.

          b. Except as to those two promissory notes dated March 23, 1994 in the aggregate principal amount of $125,000, releases and/or Assignments, as appropriate, duly executed by Lance, to Direct and/or 955404, as applicable, of the Lance Instruments, so as to discharge and release Direct and/or 955404 from any and all liabilities or obligations arising therefrom.

          c.        Escrow Agreement duly executed by Lance and Quebec Inc.

          d.        A discharge of the Lance Mortgage.

          e. Releases of all other security interests in the assets of 955404 or Direct.

          f.        The counsel opinions required under Section 11(h).



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



          g. Agreement respecting Termination of Employment (the "Termination Agreement") in the form of Exhibit B attached hereto, duly executed by Lance.

          h. Any and all other documents, instruments and certificates necessary or appropriate in order to accomplish the transactions contemplated hereby, including copies of articles of incorporation, status certificate and certificate of incumbency for Quebec Inc.

10. ITEMS TO BE DELIVERED BY DIRECT, 955404 AND/OR CMP AT CLOSING. At Closing, Direct, 955404, and/or CMP, as appropriate, shall deliver the following to Lance or Quebec Inc., as appropriate:

          a.        The payments pursuant to Section 2 hereof.

          b.        Escrow Agreement duly executed by CMP.

          c. Releases by the institutional lenders to Direct and 955404 of all security pledged or provided by Lance or guarantees made by him with respect to Direct or 955404 Ontario, or such other assurances as are satisfactory to Lance in his sole discretion that he has been relieved of financial and other responsibility for such loans or obligations except for pledges of the promissory notes in the aggregate principal amount of $125,000 dated March 23, 1994 and to obtain registered discharges of related financing statements.

          d. By CMP, $12,500 in full payment to Lance under the 1994 Share Purchase and Loan Agreement, dated March 23, 1994, among CMP, Direct, 955404, Lance and Mara Dunlap.

          e.        Termination Agreement duly executed by Direct and 955404.

          f. Any and all other documents, instruments or certificates necessary or appropriate in order to accomplish the transactions contemplated hereby.

11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DIRECT, 955404, AND CMP . The obligations of Direct, 955404 and CMP under this Agreement are subject to the following conditions precedent:

          a.        Delivery by Lance and Quebec Inc. of the items set forth in
                    Section 9 of this Agreement.

          b.        All representations and warranties of Lance and Quebec Inc.
                    shall be true, correct and complete on and as of the Closing of this Agreement, and Lance shall have executed and delivered to Direct, 955404 and CMP a certificate to this effect.

          c. Lance and Quebec Inc. shall be in full and complete compliance with all covenants and agreements required to be observed by them under this Agreement, and shall execute and deliver to Direct, 955404 and CMP a certificate to this effect.

          d. Direct Amalco shall have redeemed and/or purchased the shares of Mara Dunlap in Direct Amalco or CMP, Direct Amalco, Direct and 955404 shall have received the written consent of Mara to the transactions contemplated by this Agreement.

          e. CMP shall have received from escrow all shares of stock in Direct and 955404 held pursuant to that certain Escrow Agreement dated March 23, 1994 among Lance, Mara Dunlap, CMP and Ernst & Young (hereinafter, the "CMP Escrow Agreement").

          f. This Agreement and the transactions contemplated by this Agreement shall have been consented to in writing by the following entities or their successors in interest:

                    (1) The Bank of New York Commercial Corporation, a corporation organized under the laws of the State of New York

                    (2)       BNY Financial Corporation - Canada

          g. CMP shall not have learned of any material adverse condition or fact not known as of the date of this agreement about the property, assets, liabilities or business of Direct or 955404.

          h. CMP shall have received an opinion of counsel licensed to practice in Montreal, Canada, in form and content satisfactory to it, as to the following matters:

                    (1)       the representation and warranties set forth in
                              Section 5(h);

                    (2) the enforceability of the provisions of Section 18(e) against Quebec Inc.; and

                    (3) the enforceability of a final judgment from an Ontario Court against Quebec Inc.

          i. CMP, Direct, 955404 or Direct Amalco shall have received an agreement by Mara Dunlap that the Shareholders Agreement has terminated and a release by her of the other parties thereto from any obligations under that agreement.

          j. Lance, Direct and 955404 shall have entered into the Termination Agreement.

12. CONDITION PRECEDENT TO OBLIGATIONS OF LANCE. The obligations of Lance under this Agreement are subject to:

          a. CMP and Direct shall be in full and complete compliance with all covenants and agreements required to be observed by it under this Agreement and shall deliver to Lance a certificate to that effect.

          b. All representations and warranties of CMP shall be true and correct as of the Closing and CMP shall have delivered to Lance a certificate to that effect.

          c. Lance and Quebec Inc. shall have received an agreement by Mara Dunlap that the Shareholders Agreement has terminated and a release by her of the other parties thereto from any obligations under that agreement

13. RETURN OF CMP SHARES. Lance shall execute and deliver to Ernst & Young a written direction to provide for the release at Closing, from escrow and the return to CMP of 50 shares of Class B stock of Direct and 50 common shares of stock of 955404, held in escrow by Ernst & Young pursuant to the CMP Escrow Agreement.

14. RELEASE OF CMP, DIRECT, 955404 AND DIRECT AMALCO. By his execution of this Agreement, Lance and Quebec Inc. hereby agree, for themselves and for their heirs, executors, administrators, successors and assigns, that the Closing of this Agreement shall effect, without the necessity of any further action on the part of Lance or Quebec Inc. whatsoever, immediately upon the Closing, a full, final and irrevocable release and discharge of Direct, 955404, Direct Amalco, CMP and CMP-US of any and all liabilities, debts, obligations, claims, demands, suits, actions, causes of action, whether liquidated or unliquidated, contingent or absolute, known or unknown, of any kind whatsoever, against Direct, 955404, Direct Amalco, CMP or CMP-US, which Lance or Quebec Inc. or their successors and assigns ever had, now has or will have in the future, including, without limitation, any liabilities, obligations or monies with respect to Lance's relationship (including as a director, officer, shareholder and employee) with Direct and 955404 as well as his status as an officer, director and shareholder thereof (or Direct Amalco), provided, however, that this Agreement shall not release (i) Direct and CMP from its obligations to Lance, to the extent of the $125,000 aggregate principal amount and interest accruing from and after the Closing Date under those two promissory notes to Lance in the aggregate principal amount of $125,000 dated March 23, 1994, or (ii) any of CMP, Direct, 955404 Ontario or Direct Amalco from any liabilities, debts, obligations, claims, demands, suits, actions or causes of action arising from or relating to this Agreement, the Termination Agreement or any of the transactions contemplated by this Agreement, the Escrow Agreement or the Share Purchase and Loan Agreement dated December 30, 1993 as amended March 23, 1994 or any of the transactions contemplated by this Agreement.

15. RELEASE OF LANCE AND QUEBEC INC. By its execution of this Agreement, each of CMP, Direct, 955404 and Direct Amalco hereby agrees, for itself and for its successors and assigns, that the Closing of this Agreement shall effect, without the necessity of any further action on the part of CMP, Direct, 955404 and Direct Amalco whatsoever, immediately upon the Closing, a full, final and irrevocable release and discharge of Lance and Quebec Inc. of any and all liabilities, debts, obligations, claims, demands, suits, actions, causes of action, whether liquidated or unliquidated, contingent or absolute, known or unknown, of any kind whatsoever, against Lance, which any of CMP, Direct, 955404, or Direct Amalco, or its successors and assigns, ever had, now has or will have in the future provided, however, that nothing herein shall release or be deemed to release Lance from any liabilities, debts, obligations, claims, demands, suits, actions, causes of action arising from or relating to this Agreement, the Termination Agreement, the Escrow Agreement, the Share Purchase and Loan Agreement dated December 30, 1993 as amended March 23, 1994 in accordance with and subject to the provisions thereof or any of the transactions contemplated by this Agreement.

16. ACTION BY DIRECT AND 955404. By approving this Agreement on behalf of Direct and 955404, each of the directors of Direct and 955404, respectively, hereby indicates his written consent to this Agreement and the transactions contemplated hereby, and acknowledges that such consent is sufficient to authorize this Agreement and the transactions contemplated hereby on behalf of Direct and 955404 and further, for himself and on behalf of Direct and 955404, each such director, and each party which is a shareholder of Direct or 955404, consents to, and forever waives any objection or claim based on, any actual or potential conflict of interest relating to the consent of the transactions contemplated hereby.

17.       POST CLOSING.

          a. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION. The representations and warranties, covenants and other agreements in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of three (3) years unless otherwise expressly provided herein, provided, however, that the representations and warranties set forth in Sections 5(e) and (f) shall survive until the expiration of the appropriate statutes of limitations and Sections 5(a), (d), and (g), which shall survive indefinitely. Lance and Quebec Inc., jointly and severally, shall indemnify, defend and hold harmless Direct, 955404, Direct Amalco, CMP and CMP-US, their directors, officers, affiliates, successors and assigns, on account (i) of any and all claims, losses, liabilities, damages and expenses on a net after tax basis incurred by such indemnified parties resulting from or relating to any breach by Lance and/or Quebec Inc. of any representation, warranty, covenant or other agreement of Lance and/or Quebec Inc. in this Agreement, and (ii) notwithstanding anything else contained herein, any and all claims, losses, liabilities, damages and expenses incurred by such indemnified parties as a result of any criminal or fraudulent activity of Lance and/or Quebec Inc., and any knowledge of such indemnified parties related thereto shall not be a defence to such indemnity claim. CMP and Direct Amalco shall indemnify, defend and hold harmless, and hereby agrees to indemnify, defend and hold harmless, Lance and Quebec Inc. on account of any and all claims, losses, liabilities, damages and expenses on a net after tax basis incurred by such indemnified parties resulting from or relating to any breach by CMP, Direct, 955404 or Direct Amalco of any representation or warranty of CMP, Direct, 955404 or Direct Amalco contained in this Agreement. The procedure for submission and resolution of claims for indemnification shall be as set out in the Escrow Agreement for resolution of Indemnity Claims mutatis mutandis. Direct, 955404 and Direct Amalco shall continue to indemnify Lance in respect of matters related to Lance acting as a director of Direct, 955404 and Direct Amalco, to the extent permitted under the Business Corporations Act (Ontario).

          b. PAYMENT OF PROMISSORY NOTES AGGREGATING $125,000. Within one (1) year of the Closing Date, Direct Amalco agrees to pay and CMP undertakes to cause Direct Amalco to pay promissory notes from Direct Steel Inc. to Lance in the aggregate principal amount of $125,000 dated March 23, 1994, together with interest thereon, but only to the extent accrued since the Closing Date, at the rate stated in
                    Section 2(d) of this Agreement. Except for an amount equal to $52,839 (plus interest from the date of Closing at the rate of 1.5% over prime) which will be set off against such notes as payment by Lance for personal expenses as provided for in the Compromise Agreement, the payment of the $125,000 shall otherwise be without setoff or deduction.

          c. TAXES. Lance and Quebec Inc. hereby agree that, in the event that Direct, 955404, Direct Amalco or CMP is notified by Revenue Canada or any other taxing authority of any liability or responsibility for any deduction, or tax or charge of any nature whatsoever on account of (except as otherwise specifically dealt with herein) any payments pursuant to this Agreement to Lance or Quebec Inc., in addition to any other remedies otherwise available to Direct, 955404, Direct Amalco and CMP, CMP shall be entitled to withdraw such amount (and any associated interest and penalties) from the Escrow Fund in accordance with the terms of the Escrow Agreement.

          d. LANCE PERSONAL EXPENSES. Upon written demand by either of CMP or Direct Amalco provided in the same manner as notices are furnished under Section 18(c) of this Agreement, Lance shall reimburse Direct Amalco for any personal (as opposed to corporate) expense he has caused any of Direct, 955404 or Direct Amalco to pay or to become obligated on his behalf (but excluding those referred to in Section 5(e) except as provided for in the Compromise Agreement). Written demand for reimbursement under this section shall itemize each personal expense for which reimbursement is sought and attach to it any invoice, bill or other document evidencing such expense. Request for reimbursement shall not include request for reimbursement for any tax deduction consequently disallowed on account of such expense. In the event Lance fails to make such reimbursement within 20 days of written demand, CMP may make an Indemnity Claim for reimbursement of an amount equal to the amount of any such personal expense from the Escrow Fund in accordance with the terms of the Escrow Agreement.

          e. INSURANCE POLICIES. CMP will as soon as reasonably practicable following closing cause Direct Amalco and Direct Amalco agrees to assign at the direction of Lance the term key-man insurance policies owned by 955404 and/or Direct, subject to any restrictions of the insurance companies, but whether or not such policies have been pledged or assigned.

18.       MISCELLANEOUS.

          a. CANADIAN FUNDS. All dollar figures in this Agreement are expressed in Canadian funds.

          b. REFERENCES TO DIRECT, 955404 AND DIRECT AMALCO. Except as otherwise expressly provided herein, all references to Direct and 955404 in this Agreement shall be deemed to refer also to Direct Amalco (upon amalgamation), all representations and warranties, covenants and agreements by Lance and Quebec Inc. to Direct and 955404 shall also be to Direct Amalco, and all resignations from and releases by Lance and Quebec Inc. to Direct and 955404 shall also be resignations from and releases to Direct Amalco and all releases, representations and warranties, covenants and agreements by Direct and 955404 to Lance and Quebec Inc. shall also be by Direct Amalco.

          c. NOTICES. Any notice hereunder or other communication required or permitted to be given hereunder shall be in writing and shall be delivered (i) by hand delivery, (ii) transmitted by telecopy (only to the extent a facsimile number is provided herein), (iii) regular mail, postage prepaid, or (iv) sent by certified mail, return receipt requested, with postage prepaid. Such notice shall be sent to the relevant party at the address set forth below or to such other address as shall be forwarded in writing by the parties to whom such communication is being addressed.

                    (1)       If to CMP:     Cold Metal Products Company Ltd.
                                             65 Imperial Street
                                             P.O. Box 66, Station "B"
                                             Hamilton, Ontario Canada L8L 7V2
                                                             Fax: (905) 544-2957
                                             Attn:           Jack W. Watson
                                             Vice President and General Manager

                              and to its counsel:

                                             Cohen Swados Wright Hanifin Bradford & Brett, LLP
                                             70 Niagara Street
                                             Buffalo, New York 14202
                                             Fax:  (716) 856-5228


                                                    Attention:  Jane F. Clemens, Esq.

                 (2)      If to Lance and Quebec Inc.

                                                    Lance Dunlap
                                                    1 Palace Pier Court, #2303
                                                    Etobicoke, Ontario, Canada
                                                    Fax:  (416) 251-2676

                                                    Quebec Inc.
                                                    7160 Blvd. Des Mille I'Les
                                                    St. Francois, Laval, Quebec, Canada
                                                    Fax:
                                                    Attn:  Lance Dunlap

                 (3)      If to Direct, 955404 or Direct Amalco, as the case may be:

                                  If to Direct or Direct Amalco:

                                                    Direct Steel Inc.
                                                    215 Doughton Road
                                                    Concord, Ontario
                                                    Canada L4K 1R1
                                                    Fax:  (905) 738-6867

                                  If to 955404:

                                                    955404 Ontario Inc.
                                                    215 Doughton Road
                                                    Concord, Ontario
                                                    Canada L4K 1R1
                                                    Fax:  (905) 738-6867

                                  and to their counsel:

                                                    Morris Rose Ledgett
                                                    Suite 2700
                                                    Canada Trust Tower
                                                    161 Bay Street
                                                    Toronto, Ontario, Canada M5J 2S1
                                                    Fax:  (416) 863-9500
                                                    Attention:  M. Sandra Appel, Esq.

                                  and with a copy to:

                         Cold Metal Products Company Ltd.
                         65 Imperial Street
                         P.O. Box 66, Station "B"
                         Hamilton, Ontario, Canada L8L 7V2
                                         Fax: (905) 544-2957
                         Attn:           Jack W. Watson
                                         Vice President and General Manager

                    Any notice or other communication required or permitted to be given under this Agreement shall be deemed to be given
                    (i) if by hand delivery, on the date of such hand delivery,
                    (ii) if by telecopy or electronic transmission, on the date of such telecopy or electronic transmission, (iii) if by regular mailing, on the seventh day following such mailing and (iv) if by certified mail, on the seventh day following such mailing. Any notice or other communication required or permitted to be given to any party under this Agreement shall be deemed to have been delivered to such party if delivered pursuant to this Section to such party's counsel identified in this Section. Any party wishing to change such party's address for notices or other communications hereunder must provide written notification of such change to all other parties hereto. In the absence of such written notification of change to all parties, a notice or other communication to a party the address set forth in this Section shall be deemed proper.

          d. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same document.

          e. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario, Canada, and the federal laws of Canada applicable therein. The parties agree that the courts of the Province of Ontario will have exclusive jurisdiction to determine all disputes and claims arising between the parties pursuant to this Agreement and the transactions contemplated herein.

          f. ENTIRE AGREEMENT. The Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior or contemporaneous agreements or understandings whether oral or written. This Agreement may not be amended, modified or terminated except in accordance with a written instrument signed by all parties hereto.

          g. FURTHER ASSURANCES. Each of the parties to this Agreement shall execute such documents and other papers and take such further actions as may be reasonably required, and in a timely manner both before and after the Closing hereof, to carry out the provisions hereof and the transactions contemplated hereby. Each of the parties shall use reasonable efforts to or obtain the fulfilment of the conditions to Closing.

          h. SEVERABILITY. If any clause or provision of this Agreement is finally determined to be void or unenforceable in whole or in part by any court of competent jurisdiction, it shall not be deemed to affect or impair any of the other clauses or provisions of this Agreement which shall be deemed to be separate and distinct clauses or provisions agreed to by the parties.

          i. SECTION AND OTHER HEADINGS. This Section and other headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

          j. LANGUAGE. The parties have required that this Agreement and all deeds, documents and notices relating to this Agreement be drawn up in the English language. Les parties aux presentes ont exige le present contrat et tous autres contrats, documents ou avis afferents aux presentes soient rediges en langue anglaise.

          k. ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties, and their respective heirs, executors, administrators, successors and assigns, but this Agreement may not be assigned by any party without the written consent of the others.

          l. COSTS. Each party shall pay all costs and expenses of such party and shall not seek reimbursement from Direct Amalco, Direct or 955404.

         IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement on the day and year first above written.


                                 /s/ Lance Dunlap
                                 --------------------------
                                 Lance Dunlap


                                 DIRECT STEEL INC.


                                 By  /s/ Jack W. Watson
                                   -------------------------
                                           Jack W. Watson, Director

                                 955404 ONTARIO INC.


                                 By  /s/ Jack W. Watson
                                   --------------------------------------------
                                            Jack W. Watson, Director



                                 COLD METAL PRODUCTS COMPAMY, LTD.


                                 By  /s/ Jack W. Watson
                                   --------------------------------------------
                                            Jack W. Watson, Vice President and
                                                 General Manager


                                 9034-3344 Quebec Inc.


                                 By  /s/ Lance Dunlap
                                   --------------------------------------------
                                            Lance Dunlap, President

                                  SCHEDULE 5b
                                  -----------



1. Promissory Note in the amount of $401,137 from Direct Steel Inc. to Lance Dunlap dated January 15, 1993, as amended by Promissory Note Amendment Agreement dated May 23, 1994.

2. Demand Promissory Note Dated March 23, 1994 from Direct Steel Inc. Lance Dunlap in the principal sum of $50,000.

3. Subordinated Promissory Note dated March 23, 1994 from Direct Steel Inc. to Lance Dunlap in the principal sum of $75,000.

4. Charge/Mortgage of Land granted May 4, 1994 by 955404 Ontario Inc. to Lance Dunlap in the principal sum of $200,000.

5. General Security Agreement from Direct Steel Inc. to Lance Dunlap dated January 15, 1993 securing the payment of the $401,137 Promissory Note.

6. General Security Agreement from Direct Steel Inc. to Lance Dunlap dated March 23, 1994 securing all monies due and owing to Lance Dunlap by Direct Steel Inc.

5(e)
- ----
Vehicle expenses as described in paragraph (2) of letter            $23,443
from Revenue Canada to Anne Marie Bianchi dated May
21, 1996 (Hereinafter "Revenue Canada Letter")

Medical Fees as described in paragraph (5) of Revenue                $9,761
Canada Letter

Travel and promotion expenses as described in paragraph    $56,759
(1) of Revenue Canada Letter

Less club dues                                             ($1,075)

Less Myrtle Beach Trips                                    ($4,781)
                                                           --------
                                                                    $50,903
                                                                    -------
                                                                    $84,107


Less Compensation for personal liability resulting from
Revenue Canada's assessment of professional fees as
described in a letter dated June 17, 1996 from Direct to
Lance, the same letter being refered to in paragraph
5(e)(v) of this agreement, at 50% of $62,535, the said
percentage being Lance's agreed upon marginal tax rate.            ($31,268)
                                                                    -------
                                                                    $52,839
                                                                    =======